Independent Auditors' Report


To the Shareholders and Board of Trustees of Smith Barney Massachusetts Municipals Fund:

In planning and performing our audit of
the financial statements of the Smith
Barney Massachusetts Municipals Fund (the
"Fund") for the year ended November 30,
2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in
internal control, error or fraud may
occur and not be detected.  Also,
projection of any evaluation of
internal control to future periods is
subject to the risk that it may become
inadequate because of changes in
conditions or that the effectiveness
of the design and operation may
deteriorate.

Our consideration of the internal
control would not necessarily disclose
all matters in the internal control
that might be material weaknesses under
standards established by the American
Institute of Certified Public
Accountants.  A material weakness
is a condition in which the design
or operation of one or more of the
internal control components does
not reduce to a relatively low level
the risk that misstatements caused by
error or fraud in amounts that would
be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of .
performing their assigned functions.
However, we noted no matters involving
the internal control and its operation,
including controls for safeguarding
securities that we consider to be
material weaknesses as defined above
as of November 30, 2001.

This report is intended solely for the
information and use of management, the
Board of Trustees of the Fund, and the
Securities and Exchange Commission and
is not intended to be and should not be
used by anyone other than these
specified parties.



New York, New York
January 14, 2002